FOR IMMEDIATE RELEASE
Contact:  Laurie Ellison 913.967.2718


                          Glass Lewis Recommends `For'
                 Sale of Applebee's International to IHOP Corp.

OVERLAND PARK, KAN., Oct. 18, 2007 - Applebee's International, Inc. (Nasdaq:APPB) today announced that Glass Lewis & Co., one of the nation's leading independent proxy advisory firms, recommended that Applebee's stockholders vote "FOR" the proposed sale of the company to IHOP Corp.

Applebee's and IHOP entered into a definitive agreement on July 16, 2007, to combine the two companies in an all-cash transaction under which Applebee's shareholders will receive $25.50 per share of Applebee's common stock.

Applebee's International will hold a special meeting of stockholders to vote on the proposed sale at 10 a.m. (Central Time) on Oct. 30, 2007, at the Doubletree Hotel in Overland Park, Kan.

"The recommendation of Glass Lewis supports the Applebee's Board's decision that this sale is in the best interest of Applebee's shareholders," said Laurie Ellison, spokesperson for the company. "The board urges all Applebee's shareholders to vote their shares `FOR' the sale with IHOP."

The company noted that Proxy Governance, another proxy advisory firm, today recommended against the sale.

Ellison said, "We respectfully disagree with Proxy Governance's recommendation. Our board of directors recommends stockholders vote in favor of the proposed sale."

Stockholders who have questions about the merger or need assistance in submitting their proxy or voting their shares should contact Applebee's proxy solicitor, Innisfree M&A., toll-free at (877) 687-1866.

                                    - more -


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October 18, 2007


About Applebee's

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concepts in the world. As of Sept. 30, 2007, there were 1,953 Applebee's restaurants operating system-wide in 49 states, 17 international countries and one U.S. territory, of which 510 were company-owned. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Additional Information and Where to Find It

In connection with the proposed transaction, IHOP Corp. and Applebee's International will be filing documents with the Securities and Exchange Commission (the "SEC"), and Applebee's has filed a related definitive proxy statement. Investors and security holders are urged to read the definitive proxy statement because it contains important information about the proposed transaction. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP Investor Relations at 818-240-6055. Investors and security holders may obtain free copies of the documents filed with the SEC by Applebee's by contacting Applebee's Investor Relations at 913-967-4000. In addition, you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee's and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee's in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive proxy statement of Applebee's described above. Additional information regarding the directors and executive officers of Applebee's is also included in Applebee's proxy statement for its 2007 Annual Meeting of
Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007. These documents are available free of charge at the SEC's website at www.sec.gov and from Investor Relations at IHOP and Applebee's as described above.